CERTIFICATE OF AMENDMENT TO THE
AMENDED AND RESTATED DECLARATION OF TRUST
OF MPAM FUNDS TRUST

The undersigned, being Secretary of MPAM Funds Trust (“Trust”), hereby certifies that: (1) the Trustees of the Trust duly adopted resolutions substantially in the following form at a meeting held on December 3, 2002; (2) the resolutions authorized amending the Amended and Restated Declaration of Trust dated June 5, 2000 to change the name of the Trust from “MPAM Funds Trust” to “Mellon Funds Trust”; and (3) the amendment will be effective on December 16, 2002:

     WHEREAS, the Board desires to change of the name of MPAM Funds Trust (the “Trust”) to “Mellon Funds Trust” and of each series (each, a “Fund”) of the Trust by deleting “MPAM” in each Fund’s name and substituting “Mellon” therefor and to redesignate “MPAM” shares of each Fund as “Class M” shares, effective as of December 16, 2002, or such other date as the officers of the Trust acting with the advice and consent of counsel shall determine;

NOW THEREFORE, BE IT RESOLVED, that the name of the Trust hereby is changed to “Mellon Funds Trust”; and it is further

RESOLVED, that each of the officers of the Trust, acting alone, hereby is authorized and empowered to do any and all acts and execute and deliver any and all agreements, documents, instruments and certificates as such officer may deem necessary, appropriate and convenient to carry out the intent and purpose of the foregoing resolutions, such determinations to be conclusively evidenced by the doing of such acts and the execution and delivery of such agreements, documents, instruments and certificates.

Dated: December 17, 2002

/s/ Jeff Prusnofsky

Jeff Prusnofsky
Secretary

New York, New York (ss)

On this 17 day of December, 2002, before me personally appeared Jeff Prusnofsky, to me personally known, who, being by me duly sworn, did say that he is Secretary of the above-referenced Trust and acknowledged that he executed the foregoing instrument as his free act and deed.

/s/ Lisa R. Grosswirth
Notary Public

LISA R. GROSSWIRTH
Notary Public, State of New York
No. 01GR4904478
Qualified in Nassau County
Commission Expires Sept. 8, 2005